Exhibit 99.1

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.

Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]

Date of Event Requiring Statement:	November 20, 2020

Explanation of Responses:

(1) This Form 4 is filed on behalf of Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership (“WP X O&G”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”). Warburg Pincus X, L.P., a Delaware limited partnership (“WP X”), is the general partner of each of WP X O&G, and “WP X Partners. Warburg Pincus X GP, L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X. WPP GP LLC, a Delaware limited liability company (“WPP”), is the general partner of WP X GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP GP Partners”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP GP Partners. Warburg Pincus LLC, a New York limited liability company (“WP LLC”) is the manager of each of WP X O&G and WP X Partners, and certain other affiliated funds (WP X O&G, WP X, WP X Partners, WP X GP, WPP, WP Partners, WP GP Partners, WP and WP LLC, collectively, the “Warburg Pincus Reporting Persons”).

(2)  On November 20, 2020, WP X O&G, sold an aggregate of 187,192 Shares at a price of $10.8905 per share.

(3) On November 20, 2020, WP X Partners, sold an aggregate of 5,989 Shares at a price of $10.8905 per share.

(4) On November 23, 2020, WP X O&G, sold an aggregate of 670,387 Shares at a price of $11.2481 per share.

(5) On November 23, 2020, WP X Partners, sold an aggregate of 21,447 Shares at a price of $11.2481 per share.

(6) On November 24, 2020, WP X O&G, sold an aggregate of 629,850 Shares at a price of $11.5091 per share.

(7) On November 24, 2020, WP X Partners, sold an aggregate of 20,150 Shares at a price of $11.5091 per share.

(8)  By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Warburg Pincus Reporting Persons and certain affiliates may be deemed to be beneficial owners of 537,737 shares of Common Stock of the Company held collectively by WP X O&G and WP X Partners.

(9) The reported price in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.61 to $11.25 per share, inclusive.

(10) The reported price in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $10.80 to $11.69 per share, inclusive.

(11) The reported price in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $11.33 to $12.325 per share, inclusive.

(12) The reported price in Column 4 is a weighted average price. These shares were sold in multiple transactions at prices ranging from $12.33 to $12.60 per share, inclusive.

(13) The Warburg Pincus Reporting Persons undertake to provide, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (9) through (12) to this Form 4.

Pursuant to Rule 16a-1(a)(4) of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than WP X O&G and WP X Partners, herein states that this Form 4 shall not be deemed an admission that it is the beneficial owner of any of the shares of Common Stock of the Company reported in this Form 4. Each of the Warburg Pincus Reporting Persons disclaims beneficial ownership of the Common Stock of the Company, except to the extent it has a pecuniary interest in such shares of Common Stock of the Company.

Solely for the purposes of Section 16 of the Exchange Act, each of WP X O&G, WP X, WP X Partners, WP X GP, WPP, WP Partners, WP GP Partners, and WP may be deemed a director-by-deputization by virtue of James R. Levy, a partner of WP and a managing director of WP LLC, serving as a member of the board of directors of the Company.

Information with respect to each of the Warburg Pincus Reporting Persons is given solely by such Warburg Pincus Reporting Person, and no Warburg Pincus Reporting Person has responsibility for the accuracy or completeness of information supplied by another Warburg Pincus Reporting Person.